UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cano Health, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cano Health Comments on ISS and Glass Lewis Reports and Urges Stockholders to Vote “FOR” Re-Election of Its Highly Qualified, Independent Directors

Cano Health’s directors standing for re-election bring world-class backgrounds and relevant expertise to effectively oversee the Company’s action plan

ISS and Glass Lewis recommend stockholders vote “FOR” the Company’s proposed reverse stock split

MIAMI, June 7, 2023 – Cano Health, Inc. (“Cano Health” or the “Company”), a leading value-based primary care provider and population health company, today issued the following statement commenting on the reports issued by Institutional Shareholder Services (“ISS”) and Glass Lewis regarding the Company’s June 15, 2023 Annual Stockholders’ Meeting:

The Company appreciates ISS and Glass Lewis’ agreement that the proposed reverse stock split is in the best interests of stockholders, and their recommendation to vote “FOR” the proposed reverse stock split. However, the Company strongly disagrees with the recommendations to withhold votes from Dr. Alan Muney and Kim Rivera. In fact, since the former directors (Elliot Cooperstone, Lewis Gold, and Barry Sternlicht) are opposing the very same reverse stock split that both ISS and Glass Lewis support, the proxy advisors have validated our central point, namely that the former directors will stop at nothing—including opposing an appropriate capitalization transaction that they themselves previously supported—to advance their basic, self-serving, short-term agenda. Given this fundamental hypocrisy from the former directors, we fail to see how ISS or Glass Lewis can conclude that the former directors have any credibility in terms of acting as a voice for stockholders’ concerns.

Glass Lewis refused to meet with us and their commentary makes clear that they simply do not understand our business, the steps we are taking to create value for ALL of our stockholders, and the destructive actions of the former directors. ISS’ analysis similarly fails to recognize several critical points that stockholders should understand:

•

ISS and Glass Lewis do not understand Cano Health’s business: The proxy advisors fail to appreciate that our business requires several years to scale medical centers and realize embedded profitability. A vintage analysis of Cano Health’s 60 de novo medical centers demonstrates a significant inflection point in average member growth and profitability between years one and three of those centers’ openings, as well as average Adjusted EBITDA profitability of approximately $4 million by Year 4. Cano Health has been a publicly traded company for less than two years, which is simply insufficient time to evaluate the success of the Company’s recent growth strategy, especially when comparing to highly selective, and irrelevant, total shareholder return metrics. Given ISS’ own recognition of the unique factors contributing to the Company’s rapid stock price decline in late 2022 and subsequent convergence with the performance of other healthcare SPACs, their conclusion that change is warranted on a TSR basis makes no sense.

•

Cano Health’s highly qualified Board is deeply focused on executing a comprehensive plan for long-term growth and profitability: Leveraging our platform’s proven and differentiated capabilities and building on our leading clinical outcomes, Cano Health is well positioned to take advantage of the tremendous market opportunity in front of us and unlock significant value for stockholders over the long term. Specifically, we are taking steps to fill existing capacity and achieve the full potential presented by the maturation of de novo and existing medical centers, which presents a significant Adjusted EBITDA opportunity over time. Our plan is already showing encouraging signs of progress, which we expect will advance in the coming quarters and enable us to bridge the gap between our intrinsic value and our market value.

•

ISS and Glass Lewis disregard the outsized influence of the former directors prior to, during, and following the de-SPAC transaction. ISS and Glass Lewis’ critiques of our performance and governance crucially ignore that the former directors bear shared responsibility for all performance- and governance-related matters. In particular, had Glass Lewis reviewed our materials more carefully and engaged with the Company to understand the full adverse effects of the former directors on the Company, they would realize the former directors:

•

Long advocated their ultimate goal to sell the Company: The former directors have publicly stated their desire to dismantle and sell Cano Health for parts—at a time when we believe the Company is significantly undervalued.

•

Made no effort to work constructively with the Board: Rather than focus on an alternate value creation path to a fire sale, the former directors while on the Board created an environment that for months made it virtually impossible for the Board to conduct business or engage in a constructive dialogue. Before they resigned, they waged a monthslong internal campaign deliberately designed to drive their short-term agenda and support their planned activist campaign. They then resigned and commenced a vitriolic, destructive campaign against the Board and management, instead of trying to work with the Board to enhance value for all stockholders.

•

Carried highly influential roles on the Board: Elliot Cooperstone served as chairman of the Board until the completion of the de-SPAC transaction. Lewis Gold was a member of the Audit Committee and Compensation Committee. Barry Sternlicht was a member of the Nominating and Corporate Governance Committee as well as chairman of SPAC sponsor JAWS Acquisition Corp., enabling him to play a key role in developing the public company by-laws and Board composition.

•

Cano Health’s Board is taking necessary action to enhance governance. The Board has stated clearly and repeatedly that it recognizes there is work to be done to further enhance Cano Health’s governance policies and practices and we are taking aggressive action to do just that. Consistent with this commitment, we have:

•	Separated our Chairman and CEO roles as soon as practicable given the previous obstructive behavior by the former directors which made it impossible to take such action sooner;

•	Adopted updated compliance policies, including those related to our code of conduct, conflicts of interest, and related party transactions; and

•

Appointed an Interim Chief Legal Officer, Frederick Green, who among other responsibilities will work closely with the Board and management team to implement and maintain best-in-class corporate governance policies and support the execution of our value creation strategy.

We are disappointed that ISS and Glass Lewis have given merit to highly disruptive public commentary perpetuated by the former director group—who are aggressively pursuing a narrow short-term agenda long on misleading attacks and short on any actionable ideas for long-term value creation. These former directors remain singularly focused on dismantling the Company and selling it for parts, at a time when we believe the stock is significantly undervalued. We believe stockholders will agree that unlocking the long-term value embedded in our transformative model is the right path forward.

Cano Health’s two world-class independent directors standing for re-election, Dr. Alan Muney and Kim Rivera, possess significant public company executive leadership experience, extensive healthcare expertise, and demonstrated track records of driving stockholder value.

Our nominees are not beholden to anyone except the stockholders of Cano Health and are committed to continuing to implement a plan of action that is already demonstrating progress toward delivering increased value for stockholders.

•

Dr. Muney has decades of experience as a physician, medical operations leader, and business executive. He brings unique insight on operations, quality of care, payor relationships, and growth and profitability strategy; as well as a track record of successfully implementing innovative solutions to optimize delivery of quality care with lower costs, at scale. While Dr. Muney served as Chief Medical Officer at Oxford Health Plans and Cigna, both companies outperformed the S&P 500 by 224%[1] and 189%, respectively.

•

Ms. Rivera has significant leadership experience at multiple Fortune 500 companies in the healthcare and technology sectors. She brings broad legal acumen and knowledge of strategic planning processes, management of the legal function of a complex, regulated company, corporate governance, and compliance. During Ms. Rivera’s tenure as Chief Legal Officer at DaVita and HP, both companies outperformed the S&P 500 by 53% and 76%, respectively, and Thomson Reuters has outperformed the S&P 500 by 57%[2] during her time on its Board of Directors.

[1]	Oxford was acquired by United Healthcare in 2004; Dr. Muney stayed on as Chief Medical Officer of the Northeast region until 2008.
[2]	Calculated through 5/23/23.

We urge stockholders to follow the Board’s recommendation and vote “FOR” all the proposals on the WHITE proxy card, including the re-election of Dr. Muney and Ms. Rivera and the Company’s proposed stock split.

Your vote is important,

please vote your shares today by telephone or internet.

If you have any questions or need assistance with

voting your WHITE proxy card please call

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500 Or TOLL-FREE (800) 322-2885

About Cano Health

Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 390,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our plans to execute a comprehensive plan for long-term growth and profitability and our belief that unlocking the long-term value embedded in our transformative model is the right path forward; (ii) our belief that we can address the gap between Cano Health’s intrinsic value and current market value; (iii) our belief that we are positioned to take advantage of the tremendous market opportunity in front of us and unlock significant value for stockholders over the long term; (iv) our plans to take steps to fill existing capacity and achieve the full potential presented by the maturation of de novo and existing medical centers, which presents a significant Adjusted EBITDA opportunity over time and our belief that our progress in this regard will accelerate in the coming quarters and enable us to bridge the gap between our intrinsic value and our market value; (v) our plans to pursue the divestiture of certain non-core assets to sharpen our focus on our high-performing Medicare Advantage business; (vi) our plans to implement the reverse stock split; and (vii) our plans to implement and maintain best-in-class corporate governance policies and support the execution of our value creation strategy. These forward-looking statements are based on information available to us at the time of this release and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians.

Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or expect to file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) achieve growth, improve our cost structure, improve our operating cash flow and/or drive value, such as due to higher interest rates, higher than expected costs and/or greater than anticipated competitive factors and/or due to a broad recessionary economic environment, less than anticipated utilization of our medical centers and/or access to less than anticipated sources of liquidity; (ii) address the gap between Cano Health’s intrinsic value and current market value, such as due to lower than expected patient utilization rates and/or higher than expected operating costs; (iii) capture additional market share, such as due to higher than expected competition for our patients services; (iv) achieve profitability and/or strengthen our cash flows, whether due to unexpected demands on our cash resources and/or lower than expected revenues; (v) evaluate and/or consummate any asset dispositions, such as due to tightness in the credit markets and/or M&A markets; (vi) delays or other developments that may result in our not consummating the reverse stock split; and/or (vii) difficulties or delays in enhancing our governance processes. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this release. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this release.

Important Additional Information and Where to Find It

Cano Health, Inc. has filed a definitive proxy (the “Definitive Proxy Statement”) statement containing a form of WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.canohealth.com) or by contacting Mackenzie Partners, Inc. by phone at (800) 322-2885 (toll free) or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2023 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom, other than Dr. Marlow Hernandez, Dr. Richard Aguilar, Angel Morales and Solomon D. Trujillo, own in excess of 1% of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Information relating to the foregoing can also be found in the Company’s Definitive Proxy Statement, filed with the SEC on May 19, 2023. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Definitive Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Media Contact

Kekst CNC

Anntal Silver / Nick Capuano

anntal.silver@kekstcnc.com / nicholas.capuano@kekstcnc.com

Investor Contact

Cano Health IR

investors@canohealth.com